Exhibit 99.4

High Roller Technologies Signs Letter of Intent with Leverage Game Media to Support U.S. Prediction Markets Launch

Proposed marketing partnership aligns with Company’s broader expansion into event-based markets

Las Vegas, Nevada, Jan. 16, 2026 (GLOBE NEWSWIRE) -- High Roller Technologies, Inc. (“High Roller”) (NYSE: ROLR), operator of the award-winning, premium online casino brands High Roller and Fruta, today announced it has signed a non-binding Letter of Intent (“LOI”) with Leverage Game Media (“LGM”), a social-first digital media company focused on sports, gaming, and emerging market engagement, to enter into and execute a strategic marketing partnership designed to accelerate customer acquisition and brand awareness for High Roller’s planned entry into U.S. prediction markets.

This LOI follows High Roller’s announcement of its strategic partnership with Crypto.com | Derivatives North America to launch a regulated event-based prediction markets product in the United States.

Under the proposed arrangement, Leverage Game Media would serve as a marketing and distribution partner, leveraging its proprietary content platforms and digital audience reach to support customer growth and brand visibility for High Roller’s prediction markets product.

“As we prepare for our expansion into prediction markets, we are assembling a diversified marketing partner ecosystem designed to reach consumers that are interested in engaging in event-based predictions,” said Seth Young, Chief Executive Officer of High Roller Technologies. “Leverage Game Media brings a modern, social-focused media approach that aligns with how today’s consumers discover and interact with exciting products.”

Leverage Game Media owns and operates some of the most highly engaged, sports-focused communities on social media, including @NBAMemes, @NFT, and more, delivering over 1 billion views annually to more than 5 million followers across their owned and operated channels.

“As market-based engagement continues to evolve beyond traditional formats, prediction markets are becoming increasingly relevant to a new generation of users,” Jason Falovitch, Co-Founder of Leverage Game Media. “High Roller’s expansion into this space is timely, we love their brand, and we believe our media platforms are well positioned to support that growth.”

Important Notice Regarding the Letter of Intent

This press release describes a LOI and the Parties’ intention to negotiate and execute definitive documentation. No assurance can be given that a definitive agreement will be executed. Unless and until a definitive agreement is executed, the described business relationship remains subject to negotiation and satisfaction of conditions.

About High Roller Technologies, Inc.

High Roller Technologies, Inc. is a leading global online gaming operator known for its innovative casino brands, High Roller and Fruta, listed under the ticker ROLR on the NYSE. The Company delivers a cutting-edge real-money online casino platform that is intuitive and user-friendly. With a diverse portfolio of over 6,000 premium games from more than 90 leading game providers, High Roller Technologies serves a global customer base, offering an immersive and engaging gaming experience in the rapidly expanding multi-billion iGaming industry. The online casino features enhanced search engine optimization, machine learning, seamless direct API integrations, faster load times, and superior scalability.

As an award-winning operator, High Roller Technologies continues to redefine the future of market engagement through innovation, performance, and a commitment to excellence. For more information, please visit the High Roller Technologies, Inc. investor relations website, X, Facebook, and LinkedIn pages.

About Leverage Game Media

Leverage Game Media owns and operates some of the most highly engaged, sports, crypto, and entertainment focused communities on social media, including @NFT, @NBAMemes, @NFLMemes, @FightClub, @2KMemes, @SlamDunk, and more, delivering more than 1billion views annually to more than 5 million followers across their owned and operated channels.

Forward Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include such factors as discussed throughout Part I, Item 1A. Risk Factors and Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form 10-K for the year ended December 31, 2024 and throughout Part I, Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations and in Part II, Item 1A. Risk Factors of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact

ir@highroller.com

800-460-1039